QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form F-80 of our report dated January 31, 2005, relating to the consolidated financial statements of Falconbridge Limited incorporated by reference in the Annual Report on Form 40-F of Falconbridge Limited for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Toronto, Ontario
June 2, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM